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                                                                  Exhibit 23.(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-80364, 333-01851, 33-84064) of Plains Resources Inc. of our report dated February 10, 1997 appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

Houston, Texas
February 10, 1997